Exhibit 23.6

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use, in the Registration Statement on Form S-1 (the “Registration Statement”) of Evolution Metals & Technologies Corp., of our report dated April 21, 2025 relating to the consolidated financial statements of Handa Lab Co., Ltd. and subsidiary as of December 31, 2024 and for the year then ended, which appears in the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Ernst & Young Han Young

Seoul, the Republic of Korea

July 8, 2026